Final Transcript



   CONFERENCE CALL TRANSCRIPT

   VOXX - Q1 2006 AUDIOVOX CORPORATION EARNINGS CONFERENCE CALL

   EVENT DATE/TIME: APR. 11. 2006 / 10:00AM ET



                                  Exhibit 99.2
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CORPORATE PARTICIPANTS
 GLENN WIENER
 GW Communications - Investor Relations

 PATRICK LAVELLE
 Audiovox Corporation - President and CEO

 MICHAEL STOEHR
 Audiovox Corporation - Senior Vice President and CFO



CONFERENCE CALL PARTICIPANTS
 JOHN BUCHER
 Harris Nesbitt - Analyst

 THOMAS KAHN
 Kahn Brothers & Company - Analyst



 PRESENTATION



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OPERATOR


Good day ladies and gentlemen. Thank you for standing by, and welcome to the Audiovox Corporation's First Quarter 2006 Earnings Conference Call. My name is Carlo, and I'll be your coordinator for today's presentation.

[OPERATOR INSTRUCTIONS]

I would now like to turn the presentation over to your host for today's conference Glenn Wiener, Investor Relations. Please proceed, sir.


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GLENN WIENER  - GW COMMUNICATIONS - INVESTOR RELATIONS


Thank you, and good morning everyone. Welcome to Audiovox's transition period conference call for the quarter ended February 28, 2006. As the operator mentioned today's call is being webcast from the company's website www.audiovox.com under the Investor Relations section, and a replay has been arranged for those that are unable to [participate] today. A replay will be available approximately one hour after the completion of the call or by dialing 888-286-8010 and entering pass code 19305716.

Transition period results released yesterday after market close, if you have not received a copy of the announcement you can obtain one by calling my office at the completion of this call or by visiting the company's website. Additionally, Forms 10-Q [technical difficulty] for the quarter ended February 28th filed yesterday can be found on our website under SEC filing.

Now to the matter at hand. Speaking from management this morning will be Patrick Lavelle, President and CEO and Michael Stoehr, Senior Vice President and Chief Financial Officer. Both will make opening remarks before opening up the call for questions. Before getting started, I've been instructed by legal counsel to read the following Safe Harbor statement.

Except for historical information contained herein statements made on today's call and today's webcast that would constitute forward-looking statements may involve certain risks and uncertainties. All forward-looking statements made are based on currently available information and the Company assumes no responsibility to update any such forward-looking statements. The following factors among others may cause actual results to differ materially from the results suggested in the forward-looking statements.

These factors include but are not limited to, risks that may result from changes in the Company's business operations; our ability to keep pace with technological advances; significant competition in the mobile and consumer electronics businesses; relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions.

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The  possibility  that the review of our prior  filings by the SEC may result in changes to our financial statements; and the possibility that stockholders or regulatory authorities may initiate proceedings against Audiovox and/or our officers and directors as a result of any numerous restatements or other core factions. Risk factors associated with our business, including some of the factors set forth herein, are detailed in the Company's Form [10-K/A] for the fiscal year ended November 30, 2005 and on our Form 10-QT for the transition period ended February 28, 2006. Thank you again for your participation.

And at this time I'd like to introduce Patrick Lavelle, President and CEO of Audiovox.


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 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT AND CEO


Thank you Glenn, and good morning everyone. I'd like to start today's call by briefly reviewing our transition period of results and updating you on the Company's initiatives as we move through 2006. I'll then turn the call over Michael who will provide more details on the financials. As you know from previous announcements the Company has changed its fiscal year to begin March 1st and end February 28th, so what was our first quarter has now become a transition period quarter.

Yesterday we reported transition period sales for the period December 1st, 2005 to February 28th, 2006, 103.1 million versus 116 million in the same period last year. We reported net income from continuing operations of approximately 400,000 or $0.02 per diluted share, compared to a loss per share of $0.05 in the first quarter of '05.

Including discontinued operations, we reported transition period income of 183,000 or a penny per share compared to a net loss of $0.05 in the comparable period last year. Mobile Electronics represented 68.7% of our sales at 70.8 million, versus 64.4% or 74.4 million in the first quarter of '05. Consumer sales were 32.2 million or 31.3% of sales this year, versus 41.3 million or 35.6% for sales last year.

Our gross margin for the period was 15.2% versus 13.9 for the same period last year. Sequentially, margins are up 9% from 6.2% reported in Q4. Keep in mind that many of the discontinued lines that were sold last year are for the most part out of the mix now. Additionally, our margins were favorably impacted by higher margins associated with new mobile video products in the Jensen line.

On a sequential basis, margins were also impacted positively in the satellite radio category given our new relationship with XM. We expect margins will continue to rise and reach historic levels as we move to new products with higher grosses over the coming quarters. For those who are unfamiliar with our business the December 1st to February 28th period is traditionally our weakest marked by slower sales and post-holiday return.

Lower Consumer Electronics sales contributed to the revenue reduction during the transition period due to a combination of lower portable DVD and LCD TV sales as several one-time retail promotions from 2005 did not repeat, as well as our decision to pass on several portable DVD deals where profit potential was questionable. As I said before our focus in 2006 is on profitability. Of course we are looking to grow the top line and believe that there are many opportunities to do so whether organically or via acquisition but not at the expense of profit.

In Mobile Electronics most categories were up or even with 2005 except for satellite radio where unit sales exceeded unit sales of '05, but at selling prices that were roughly 50% below the selling prices last year at this time. In addition, the Company is no longer supplying plug-n-play systems at retail for Sirius, but rather concentrating our efforts for Sirius on OE programs. As I've indicated before our focus in satellite radio this year was to modify our business model in order to mitigate our exposure in this volatile category and we have accomplished this with XM.

Now I'd like to discuss the balance of the year. Over the past 18 months sales of our mobile video products have been hit hardest, having a material impact on our sales and profits. However, as expected, this category is stabilizing with improving margins. Sales of our mobile video show are increasing monthly as we expand distribution beyond big box retailers and our new headrest systems started shipping this month. In June, we expect delivery of the balance of our '06 program and our new largest ring overheads. These new products carry higher margins overall which as I've indicated will help this category return to traditional gross profit levels though not at the volume of years past.

Satellite radio continues to be a strong component of our mobile electronic sales. Since we began shipments of our XM Express Plug-n-Play Receiver we have literally shipped every unit that has arrived. Demand has been such that we are expanding production and expect that to positively impact sales in the second half of the year. Our new agreement with XM puts us in a position to be the number one supplier of XM products in the after market while mitigating much of the market risk that we had faced last year. Margins in this category will improve dramatically due to this agreement and the discontinuance of the Sirius plug-n-play business which had a big drag on margins in 2005.

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The Jensen car audio line exceeded projections and our mobile multimedia systems remain number one and number two in market share. New multimedia systems now delivering take advantage of the latest convergence technologies that marry communications, navigation and entertainment in one system with features such as
Bluetooth,   touch  screens,   satellite  radio,   navigations,   iPod  and  MP3
capabilities to name a few. Margins will improve here as well as the multimedia units replace older CD products and we have completed the closeout of the Rampage and Prestige audio lines.

In 2005, we entered the collision avoidance market which we believe will enjoy good growth. We are supporting "Kids In Cars," a non-profit organization focused on drawing attention to accidents with children and cars and working to secure legislation to protect kids. Our products in this category include backup sensors, unique cameras like our trail hitch and license plate systems and screens embedded in rearview mirrors to limit driving distraction. Look for these products at major retailers this summer.

Much of our 2006 Mobile Electronics lineup is on the way as I speak. It is a deep line supported by respected brands. We expect to get back to traditional profit levels in this category and return Mobile Electronics to the profit driver that it has been for most of our history. In addition, we anticipate that mobile will grow throughout the year as a percentage of sales thus improving our overall profitability levels.

Our Consumer Electronics group is perhaps the most volatile in our mix. Unlike Mobile Electronics their trends are somewhat more predictable. CE can post wide fluctuations as a result of one-time retail promotions at big box retailers. This was the case when comparing our results in this period versus last year. Portable DVD which represents a significant portion of our CE sales is one product category that also is easily affected by market volatility especially as retailer directive support programs become more popular.

In 2005 I cautioned -- in 2004, excuse me, I cautioned everyone that portable DVDs have become a commoditized item. That situation continues in 2006, and we believe that there will be substantial volatility as prices continue to erode particularly on entry level units. We will still be a major player in the portable DVD category, but we do not expect to see year-over-year sales increases. Again, this is consistent with our focus of increasing overall profitability.

LCD TV's continue to sell well and our new lineup is scheduled to arrive in June. Our new offerings will consist of LCD TV's in 32 and 37-inch models and new 42 and 50-inch plasma models. Our strength in this market continues to be with regional power retailers and smaller chains and we continue view this market as a major contributor to our overall sales mix.

New to our consumer electronics group will be our portable GPS system designed primarily for car to car use. We will introduce three models in June that feature built-in maps, XM ready capability and a variety of high-tech extras like MP3 and PDA. We are especially excited over the fourth quarter model scheduled to arrive in August which will double as an XM plug-n-play receiver as well as GPS unit. As I've said on our last conference call, I believe that the uniqueness of this particular GPS product will allow us to hold margin in a category that is growing very quickly.

Our new Home Decor line which we are marketing under the Acoustic Research brand will test market in the two largest consumer electronics retailers at the end of this month and we anticipate the full rollout to our customer base should return sometimes towards summer, but higher volumes should occur by the end of the year. We are very excited about this product potential, as initial response from our retailers is very strong and we anxiously await the test market results and full rollout of this line.

Our acquisitions have all been successfully integrated into our operations. All performed well and were profitable in the transition quarter with the exception of our European operation which lost money for the quarter due largely to a sluggish German economy and lower sales in Russia due to a particularly cold winter. We fully expect this business unit to rebound as we move into the spring season especially with the impressive lineup of mobile multimedia products that were unveiled at the tradeshow in Germany just a few days ago and the reaction and orders which exceeded last year's event.

We have done a great deal of work in 2005 and in the early months of 2006 to position this company to be consistently profitable. We are working with two investment banking firms to identify the appropriate acquisitions that fit with our long term growth plan. We have substantially cut overhead down 14% as compared to last year. We have rationalized every product line and eliminated duplicity in the underperforming lines and feel very confident about our existing portfolio. We've developed a strong 2006 lineup across all brands that we expect will generate stronger margins.

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We've restructured vendor and supplier agreements to mitigate market uncertainty and volatility where we can, which will help us become more consistent and maintain better overall profitability, and we have added strengthened depth to our operational team so that we can continue to squeeze our efficiencies and improve systems and controls.

In closing, we believe our performance is improving and we will continue to strengthen as we progress in 2006. While we have indicated our first priority is to use our capital to invest in the business, we have also made investments in our own securities because we feel our stock is undervalued in the marketplace. During the transition period we repurchased 168,800 shares or $2.3 million.

Today, we have over $180 million in cash to invest in our business and for the strategic acquisitions which puts this company in a very strong financial position. While I cannot share details with you at this time, as I said we are very active on the M&A front and hope to make acquisitions that make the best sense for this company and its shareholders. As we begin fiscal 2006, we believe we have all the elements in place to return this company to consistent and improving profitability.

Now I'd like to turn the call over to Michael. Michael?


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MICHAEL STOEHR  - AUDIOVOX CORPORATION - SENIOR VICE PRESIDENT AND CFO


Thanks, Pat. Good morning everyone. Consolidated sales for the transitional quarter were 103.1 million, versus 116 last year. Sales in our consumer group as we reported were 32.2 million versus 41 million, and in our Mobile Electronics group 70.8 million versus 74.7 million. Our consumer group experienced reduced sales in two categories, portable DVD and LCD TVs. The company did not participate this quarter in several retail promotions which we did last year at this time. We still anticipate LCD TV to be a growth driver for the company, but we believe we will continue to experience price pressure on portable DVD product.

Mobile Electronics was impacted by lower sales and private-label video as certain OEM programs have ended. Also though unit sales were up in our satellite product our lower average sale price affected total revenue. Another effect -- another factor affecting the transitional quarter, were sales were down 38% in Europe reflecting the slowdown in the German economy. So as mentioned, we see signs of improvement this quarter.

This was partially offset by increased sales in Venezuela as we've shipped more product to our OEM customers. We have had favorable increases in our Jensen, Terk, and shuttle product line up. Gross margins for the transitional quarter were 15.2% as compared to 13.9% last year. We're beginning to see some margin improvement in our key categories as the lower margin product being sold this year is less than last year. During the transitional quarter, we were also selling inventory which was reserved for during the 11/30 quarter, but was actually sold at cost during this quarter -- transitional quarter, which affects our gross margin.

New products introduced earlier this year have begun shipping, and we expect to see gradual and sequential improvements in our gross margin in the quarters ahead. Additionally our gross margins should be favorably impacted, as Mobile Electronics begins to represent a large percentage of our overall sales mix, as Mobile Electronics has a higher gross margin than consumer goods.

Overhead for the quarter was 18.8 million, a decrease of 3.l million or 14% versus the 21.9 million last year. This was a result of reduction in officer salaries -- office salaries, headcount, professional fees, provision for bad debt, selling expenses, basically all the expenses across the board, as well as lower advertising expenditures. Offsetting this decline was additional audit fees associated with the change in fiscal year-end. As a percentage of net sales, operating expenses decreased to 18.3 from 18.9% in the comparable 2005 period.

Net income from continuing operations was 367,000 or $0.02 a share, compared to loss of 552,000 or $0.02 a share last year. Including our discontinued operation net income was 180,000 or $0.01 a share, versus a loss of 1.2 million or $0.05 a share last quarter--that last year. Discontinued ops in the three months ended February 28th, 2005 included the write down related to Audiovox Malaysia which was sold November 2005. The loss in 2006 for discontinued ops in the transition period is for legal and other costs associated with contingencies related to our discontinued side of our business.

Interest and bank charges decreased by about 90,000 due to reductions in outstanding bank obligations of long-term debt. Interest and bank charges represent expenses for debt and bank obligations in Audiovox Germany, Venezuela, and for interest on a capital lease. Our equity income increased due to increased income of ASA which is a result of higher sales and gross margins in their Jensen Audio and Voyager product lines.

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Other income declined compared to last year due to a 2.5 million unrealized gain recorded during the first quarter last year from the [Voicetel] IPO and also decreased royalty income this quarter due to lower sales by licensees. Partially offsetting these declines was a higher interest income from our short- term investments as a result of, one, available cash and two, higher interest rates compared to the prior year.

The company reported in the transitional quarter a tax benefit of 1.9 million for the quarter. This benefit was primarily due to accrual reversals related to the expiration of statutory limits on state taxes and an increase in tax-exempt interest income earned on our short-term investments. Operating activities provided cash of 55.3 million, compared to 3.8 million last year. Cash flows were favorably impacted by a decrease in accounts receivable primarily from collections and reduced inventory balances after taking into account the impact of reserves we booked 11/30.

We had a working capital of approximately 340 million which includes cash, cash equivalents, and short-term investments of 177 million. This compares to similar working capital of 340 million as of 11/30/2005 except that our cash and cash equivalents, etcetera, were 122 million. We have increased the cash balances as of February 28th by 55 million. The increase is primarily due to the collection of accounts receivable and a reduction of inventory. Our accounts receivable terms improved and also our inventories improved even taking into effect -- the effect of the write downs in the inventory.

As of March 31st -- as of today, the cash balances are 189 million or an additional $12 million increase. During the transition period we repurchased 168,000 shares of our common stock of 2.3 million, and as we stated last quarter and in yesterday's press release our fiscal year is now February 28th, and we will be reporting the results for our new fiscal first quarter ended May 31st, 2006.

As we discussed in our last call in February we expect revenues and gross margins for the next three quarters to be up sequentially from the transitional quarter. Thank you, and I'm here to address any of your questions. Pat?


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 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT AND CEO


Okay, if anyone did have any questions at this time we'll be available to answer them.

 QUESTION AND ANSWER


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OPERATOR


 Thank you, sir.

[OPERATOR INSTRUCTIONS]

Sir, our first question is from the line of John Bucher with Harris Nesbitt.


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 JOHN BUCHER  - HARRIS NESBITT - ANALYST


Hi good morning, John Bucher. Questions for you on the expectation for margins to rise to traditional and historic levels. I know, Michael, you just said that they were -- you did expect a gradual improvement sequentially throughout the year. Could you give an idea for the historical levels is that the 18 to 21% range that -- could you just clarify that?


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 MICHAEL STOEHR  - AUDIOVOX CORPORATION - SENIOR VICE PRESIDENT AND CFO


Hi, John, this is Mike speaking. Yes, I think what we've--we've kind of held between 18, 19, 20% somewhere in that range.


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 JOHN BUCHER  - HARRIS NESBITT - ANALYST

Okay and do you expect that by the end of the new fiscal year that you will get into that range?


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 MICHAEL STOEHR  - AUDIOVOX CORPORATION - SENIOR VICE PRESIDENT AND CFO


 Yes.


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 JOHN BUCHER  - HARRIS NESBITT - ANALYST


Okay very good, and then questions on some of the product-specific things for Patrick. On the portable GPS that you mentioned you had three models coming in June. Did I understand that one of those has built in XM Satellite radio?


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PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT AND CEO


One of them is a plug-n-play unit that doubles as a plug-n-play for XM and also a GPS unit which has XM Live real-time traffic.


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 JOHN BUCHER  - HARRIS NESBITT - ANALYST


 Entertainment as well as traffic or just traffic?

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 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT AND CEO


 Well it will play as a plug-n-play unit as well.

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 JOHN BUCHER  - HARRIS NESBITT - ANALYST


 Okay.

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 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT AND CEO


It will double as a plug-n-play, a GPS portable and the GPS portable will have XM real-time traffic.

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 JOHN BUCHER  - HARRIS NESBITT - ANALYST


Okay so as a plug-n-play it probably does not have its own battery source that needs to be plugged into something, either a 12-volt source or another power source?

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 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT AND CEO


 Correct.

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 JOHN BUCHER  - HARRIS NESBITT - ANALYST


 Okay.

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 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT AND CEO


 More product for our use.

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 JOHN BUCHER  - HARRIS NESBITT - ANALYST


Got it. And the -- any opportunity for you to private-label that product or to put that in with an automotive dealer point-of-sale type of deal?

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 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT AND CEO


Yes, we would explore every possibility. We would, you know, with this technology that we would develop here we would take it to every channel that we have and see what interest could be ascertained and what kind of sales we could make out of it.

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 JOHN BUCHER  - HARRIS NESBITT - ANALYST


It sounds like the trends are most positive for the new XM product for some of the new mobile multi-media products. Do you think that this category could become one of your top growing categories and one of your top contributors?

--------------------------------------------------------------------------------
 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT AND CEO


 Which one, multi-media?

-------------------------------------------------------------------------------
 JOHN BUCHER  - HARRIS NESBITT - ANALYST


 No the portable GPS. Could it approach mobile multi-media in--?

--------------------------------------------------------------------------------
 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT AND CEO


Well, right now it's a crowded field and that's one of the reasons why we waited so long is that we wanted to have a unique item that will allow us let's say a compelling reason for a buyer to bring it into his mix. And we think we're there with the XM plug-n-play unit. Once we get into the mix then our hope is to bring in our other units.

But it is a crowded field. We do expect to do well and get our market share. It is a growing field, but I would not see -- I would not see the sales growing to the levels to match one of our other products this year.

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 JOHN BUCHER  - HARRIS NESBITT - ANALYST


Okay and then if were just to have you characterize for us the fastest growing, not in terms of total contribution, but just in terms of fastest growth would have that have been in some of your new mobile multi-media products?

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 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT AND CEO


You know mobile multi-media did very well. We've got a number of new units coming out. That was a fast growing category last year. But in number of units the XM Xpress and the follow-on piece would probably be -- the number one selling unit by volume unit.

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 JOHN BUCHER  - HARRIS NESBITT - ANALYST


Okay and then finally for products that you've talked about but have yet to ship in substantial volume yet, that also have high-growth potential, would that be, would Home Decor probably fit that category the best and are there any other products that you've talked about that have not started ramping in high volume yet?


--------------------------------------------------------------------------------
 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT AND CEO


Well, Home Decor is just testing right now and because of the number of SKUs associated with that program and the complexity of really getting that message across at retail, we're very anxious to see how these test in large--large retailers. We do expect this program based on the response to do very well but the volume depending on where it gets placed, the volume will be indicated as to how well it does at certain types of retailers. It may not be a category for a Big Box store. So that will limit the volume but we are anticipating some good movement on that and that good margin.

Our Terk products continue to do well. The mobile multi-media will be a driver for us this year and our new line of LCD TVs it's a very attractive line, very competitively priced, and I believe Audiovox is making some very, very good inroads into the channel that we have targeted for this product. So these I would think would be the drivers that we would look at this year.


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 JOHN BUCHER  - HARRIS NESBITT - ANALYST


Okay and then for Michael, any type of outlook or range that you can provide for either the full fiscal year or either top-line or bottom-line or if not for the full fiscal year for the next quarter, for the May quarter? And then also just a housekeeping item, the effective tax rate that you're anticipating for the full fiscal year?


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 MICHAEL STOEHR  - AUDIOVOX CORPORATION - SENIOR VICE PRESIDENT AND CFO


Well, I'll let Pat take you just a little bit through how he looks at the year and then I'll come back up on the tax.


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 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT AND CEO


You know when we--what we had guided I guess on the previous calls is that we would be looking at--our focus is going to be more on profitability this year. So therefore we're looking at flat sales over a 12-month period, but we do see improving margins especially now that we've gotten past the inventory situation of mobile video so I'm not going to comment on the quarters, but I would say that we'd be looking at flat sales for the year.


--------------------------------------------------------------------------------
 MICHAEL STOEHR  - AUDIOVOX CORPORATION - SENIOR VICE PRESIDENT AND CFO


Coming back to the taxes, John, with the tax-exempt income it gets a little hard on the models. What you really need to do is make an estimate for the [F-tax] interest and subtract it from the pre-tax line. And then apply 35% state, 4%--35% federal and 4% state.


--------------------------------------------------------------------------------
 JOHN BUCHER  - HARRIS NESBITT - ANALYST


Okay previously you all discussed a 5% operating margin target. Do you think that on a quarterly basis that would be achievable by the end of this year?


--------------------------------------------------------------------------------
 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT AND CEO


 Yes, we do.


--------------------------------------------------------------------------------
 JOHN BUCHER  - HARRIS NESBITT - ANALYST


 Okay, thank you very much.


--------------------------------------------------------------------------------
 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT AND CEO


 Okay thank you, John.


--------------------------------------------------------------------------------
OPERATOR

 [OPERATOR INSTRUCTIONS]

And sir, we have a question from the line of Thomas Kahn with Kahn Brothers & Company.


-------------------------------------------------------------------------------
 THOMAS KAHN  - KAHN BROTHERS & COMPANY - ANALYST


Hi, Pat, could you give us a little more color on how your new supply agreement in satellite radio will protect the company against the volatility that it had experienced in the past?


--------------------------------------------------------------------------------
 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT AND CEO


One of the -- I really can't go into the details of the agreement, but one of the things that we had a problem with is because of the subsidized nature of this product category and the fact that both Sirius and XM really make their money on subscription, the hardware can be exposed to some pretty dramatic price declines if they have a promotion to drive subscription similar to the telephone, the cellular telephone area where they gave away the phone to drive sales.


--------------------------------------------------------------------------------
 THOMAS KAHN  - KAHN BROTHERS & COMPANY - ANALYST


 Right.


--------------------------------------------------------------------------------
 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT AND CEO


So those were the areas that we were trying to protect against, because obviously last year when the prices fell we were sitting with inventory. So we've mitigated that exposure on our inventory and at our retailers as well.


--------------------------------------------------------------------------------
 THOMAS KAHN  - KAHN BROTHERS & COMPANY - ANALYST


 So this is a deal with XM?


--------------------------------------------------------------------------------
PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT AND CEO


 Yes it is.


--------------------------------------------------------------------------------
 THOMAS KAHN  - KAHN BROTHERS & COMPANY - ANALYST


 I see. Thank you, very much.


--------------------------------------------------------------------------------
OPERATOR


 And sir, we have another question from the line of John Bucher.


--------------------------------------------------------------------------------
 JOHN BUCHER  - HARRIS NESBITT - ANALYST


Yes thank you, another satellite radio question. You mentioned in the call that you're no longer providing Sirius plug-n-play at retail.


--------------------------------------------------------------------------------
 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT AND CEO


 That's right.

--------------------------------------------------------------------------------
 JOHN BUCHER  - HARRIS NESBITT - ANALYST


 Are you supplying Sirius product through the OE channel still?


--------------------------------------------------------------------------------
 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT AND CEO


 Yes, we continue with our programs with Toyota and [Jaguar].


--------------------------------------------------------------------------------
 JOHN BUCHER  - HARRIS NESBITT - ANALYST


And there's -- as you cease the plug-n-play at retail, are you still holding substantial inventory of that product or are those levels lean?


--------------------------------------------------------------------------------
 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT AND CEO


 Those levels are very lean.


--------------------------------------------------------------------------------
 JOHN BUCHER  - HARRIS NESBITT - ANALYST


 Great, thank you.


-------------------------------------------------------------------------------
 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT AND CEO

 You're welcome.


--------------------------------------------------------------------------------
OPERATOR


 [OPERATOR INSTRUCTIONS]

And sir, we have no further questions at this time.


--------------------------------------------------------------------------------
 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT AND CEO


Okay everyone, thank you for joining us this morning and we appreciate your interest in Audiovox and have a nice day.


--------------------------------------------------------------------------------
OPERATOR


Ladies and gentlemen, we thank you for your participation in today's conference. This concludes your presentation and you may now disconnect.

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